WATSON DAUPHINEE & MASUCH
CHARTERED ACCOUNTANTS

SERVICE

INTEGRITY

TRUST

CONSENT OF INDEPENDENT AUDITORS



We consent to the use of our report dated April 29, 2011 with respect to the consolidated financial statements of Rainchief Energy Inc. for the years ended December 31, 2010, 2009 and 2008 included in this Annual Report on Form 20-F (filed under the Securities Exchange Act of 1934) for the year ended December 31, 2010, filed with the U.S. Securities and Exchange Commission.

Watson Dauphinee & Masuch
Chartered Accountants

Vancouver, British Columbia, Canada
April 29, 2011

SUITE 420
1501 WEST BROADWAY
VANCOUVER, BC
CANADA V6J 4Z6

TEL: 604-734-3247
FAX: 604-734-4802
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